Exhibit 32

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. §1350 of the

Chief Executive Officer and Chief Financial Officer

In connection with the Annual Report on Form 10-K (the “Report”) of Isonics Corporation (the “Company”) for the year ended April 30, 2007, each of the undersigned John Sakys, the Chief Executive Officer of the Company, and Kenneth J. Deane, the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

1.             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 30, 2007	/s/ John Sakys
John Sakys, Chief Executive Officer

July 30, 2007	/s/ Kenneth Deane
Kenneth Deane, Chief Financial Officer